   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1996

                                                       REGISTRATION NO. 333-____



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        THE DUN & BRADSTREET CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                     13-2740040
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)


                        THE DUN & BRADSTREET CORPORATION
                                187 DANBURY ROAD
                                WILTON, CT 06897
    (Address, including zip code, of Registrant's principal executive office)

                             FOUNDERS MATCH PROGRAM

                            (Full title of the Plan)


                         WILLIAM H. BUCHANAN, JR., ESQ.
                              VICE PRESIDENT - LAW
                        THE DUN & BRADSTREET CORPORATION
                                187 DANBURY ROAD
                                WILTON, CT 06897
                                 (203) 834-4200
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)


                                   COPIES TO:
                              JOEL S. HOFFMAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000





                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                          PROPOSED            PROPOSED
                                                        AMOUNT TO         MAXIMUM              MAXIMUM             AMOUNT OF
                                                           BE          OFFERING PRICE         AGGREGATE          REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED            REGISTERED       PER SHARE(a)     OFFERING PRICE (a)         FEE (a)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per share(b)                  764,063       $58.1875          $44,458,916             $13,472
----------------------------------------------------------------------------------------------------------------------------------
Options to purchase Common Stock (c)                      2,292,188       $19.40            $44,468,467             $13,475
==================================================================================================================================


(a) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low closing prices of the Common Stock reported on the New York Stock Exchange Composite Tape on October 29, 1996.

(b) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

(c)   Issuable pursuant to the Key Employees' Stock Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. Incorporation of Documents by Reference

      The following documents filed by The Dun & Bradstreet Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

          (c) The Company's Current Reports on Form 8-K filed on January 12, 1996 and October 24, 1996.

          (d) The description of the Company's capital stock contained in the Company's Registration Statement on Form S-3 (Registration No. 33-10462) filed on November 28, 1986.

          (e) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A (File No. 1-7155) filed on October 28, 1988.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

      Not required.

ITEM 5. Interests of Named Experts and Counsel

      None.

ITEM 6. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      The Company's Restated Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Restated Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

      The indemnification rights conferred by the Restated Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

ITEM 7. Exemption from Registration Claimed

      Not applicable.

ITEM 8. Exhibits

      The following exhibits are filed as part of this Registration Statement:

4.1 Restated Certificate of Incorporation of the Company dated June 15, 1988 (incorporated herein by reference to Exhibit 4(A) to Registration No. 33-25774 on Form S-8 filed November 25, 1988).


4.2 By-Laws of the Company (incorporated herein by reference to Exhibit E to the registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-7155) filed March 25, 1994).


4.3 The Rights Agreement, dated as of October 19, 1988, between the Company and Morgan Shareholder Services Trust Company (attached as Exhibit 1 to the Company's Registration Statement on Form 8-A (File No. 1-7155) filed on October 28, 1988 and incorporated herein by reference).


5.   Opinion of William H. Buchanan, Jr.


23.1 Consent of Coopers & Lybrand LLP


23.2 Consent of William H. Buchanan, Jr. (included in Exhibit 5)


24   Power of Attorney


ITEM 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on this 29th day of October, 1996.



                                   DUN & BRADSTREET CORPORATION
                                            (Registrant)


                                   By  /s/ William H. Buchanan, Jr.
                                       --------------------------------------
                                           William H. Buchanan, Jr.
                                           Vice President-Law





     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                 SIGNATURE                                TITLE                                      DATE
                 ---------                                -----                                      ----
*Robert E. Weissman                           Chairman, Chief Executive
----------------------------------------      Officer and Director (principal
            Robert E. Weissman                executive officer)



*Volney Taylor                                Executive Vice President and
----------------------------------------      Director
            Volney Taylor



*Nicholas L. Trivisonno                       Executive Vice President and
----------------------------------------      Chief Financial Officer (principal
            Nicholas L. Trivisonno            financial officer



*Thomas W. Young                              Senior Vice President and
----------------------------------------      Controller (principal accounting
            Thomas W. Young                   officer)



*Hall Adams, Jr.                              Director
----------------------------------------
            Hall Adams, Jr.



*Clifford L. Alexander, Jr.                   Director
----------------------------------------
            Clifford L. Alexander, Jr.


*Mary Johnston Evans                          Director
----------------------------------------
            Mary Johnston Evans

*Robert J. Lanigan                            Director
----------------------------------------
            Robert J. Lanigan


*Vernon L. Loucks, Jr.                        Director
----------------------------------------
            Vernon L. Loucks, Jr.


*John R. Meyer                                Director
----------------------------------------
            John R. Meyer


*James R. Peterson                            Director
----------------------------------------
            James R. Peterson


                                              Director
----------------------------------------
            M. Bernard Puckett


*Michael R. Quinlan                           Director
----------------------------------------
            Michael R. Quinlan

                                                                                                  October 29, 1996

*By  /s/ William H. Buchanan, Jr.
----------------------------------------
            Attorney-in-Fact

                                INDEX TO EXHIBITS



Exhibit                      Description                                                  Sequentially
Number                                                                                    Numbered Page
4.1  Restated Certificate of Incorporation of the Company dated June 15, 1988
     (incorporated herein by reference to Exhibit 4(a) to Registration No.
     33-25774 on Form S-8 filed November 25, 1988).


4.2 By-Laws of the Company (incorporated herein by reference to Exhibit E to the registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-7155) filed March 25, 1994).


4.3  The Rights Agreement, dated as of October 19, 1988, between the Company and
     Morgan Shareholder Services Trust Company (attached as Exhibit 1 to the
     Company's Registration Statement on Form 8-A (File No. 1-7155) filed on
     October 28, 1988 and incorporated herein by reference).


5.   Opinion of William H. Buchanan, Jr.


23.1 Consent of Coopers & Lybrand LLP


23.2 Consent of William H. Buchanan, Jr. (included in Exhibit 5)


24   Power of Attorney


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